Pioneer Select
                           Mid Cap Growth Fund

--------------------------------------------------------------------------------
                           Annual Report | November 30, 2012
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                           Ticker Symbols:

                           Class A     PMCTX
                           Class C     PMTCX
                           Class Y     PMTYX

                           [LOGO] PIONEER
                                  Investments(R)
                      visit us: us.pioneerinvestments.com

Table of Contents

Letter to Shareowners                                                         2

Portfolio Management Discussion                                               4

Portfolio Summary                                                            10

Prices and Distributions                                                     11

Performance Update                                                           12

Comparing Ongoing Fund Expenses                                              15

Schedule of Investments                                                      17

Financial Statements                                                         25

Notes to Financial Statements                                                32

Report of Independent Registered Public Accounting Firm                      40

Approval of Investment Advisory Agreement                                    41

Trustees, Officers and Service Providers                                     45

                 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12 1

President's Letter

Dear Shareowner,

The U.S. stock market rallied sharply through the third quarter of 2012 amid a sluggish, but nonetheless growing, U.S. economy. We have been cautiously optimistic about the U.S. from the start of the year, and the economic data continue to be encouraging. The housing and auto sectors are benefitting from record-low interest rates. The climate for consumer and business credit has improved, and inflation appears to be subdued. While corporate profits slowed in the third quarter, many U.S. companies continue to have strong balance sheets and to pay attractive dividends* compared to fixed-income securities.

All of these factors contributed to gains for investors who owned riskier assets, including equities and higher-yielding corporate bonds. Year to date through the end of the third quarter, the Standard & Poor's 500 Index returned 16.35%. In fixed income, the Bank of America Merrill Lynch High Yield Master II Index was up by 12.02% during the same period, while the Barclays Capital Aggregate Bond Index gained 3.99%. Treasury bonds, by contrast, generated a comparatively sluggish return of 1.70%, as measured by the Barclays Capital Intermediate Treasuries Index.

Despite this generally positive picture during the first three quarters of 2012, investors face powerful macroeconomic challenges in the months ahead. These include the threat of a so-called "fiscal cliff" in the U.S. budget process after the November elections, the European sovereign-debt crisis, and slowing growth in both Europe and China. Investors can continue to count on market volatility tied to these factors, although we remain optimistic that the underlying economic trends are moving in the right direction.

At Pioneer, we have long advocated the benefits of staying diversified** and investing for the long term. And while diversification alone does not assure a profit or protect against loss in a declining market, we believe in actively seeking out opportunities in undervalued securities and sectors around the globe. Our advice, as always, is to work closely with a trusted financial advisor to discuss your goals and work together to develop an investment strategy that meets your individual needs. There is no single best strategy that works for every investor.

*   Dividends are not guaranteed.

** Diversification does not assure a profit or protect against loss in a declining market.

2 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12

Pioneer's investment professionals focus on finding good opportunities in both equity and bond markets using the same disciplined investment approach we have used since 1928. Our strategy is to identify undervalued individual securities with the greatest potential for success, carefully weighing risk against reward. Our teams of investment professionals continually monitor and analyze the relative valuations of different sectors and securities globally to help build portfolios that we believe can help you achieve your investment goals.

We invite you to learn more about Pioneer and our time-tested approach to investing by consulting with your financial advisor or visiting us online at us.pioneerinvestments.com. We greatly appreciate your trust in us, and we thank you for investing with Pioneer.

Sincerely,

/s/ Daniel K. Kingsbury

Daniel K. Kingsbury
President and CEO
Pioneer Investment Management USA, Inc.

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of opinion as of the date of this report. These statements should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

                 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12 3

Portfolio Management Discussion | 11/30/12

Pioneer Select Mid Cap Growth Fund delivered positive returns during the 12-month period ended November 30, 2012, but the Fund's results underperformed those of its benchmark and Lipper peer group during the same period. Portfolio underexposure to the stronger-performing sectors as well as unfavorable stock selection results in some key areas combined to drag down the Fund's relative performance. In the following interview, Ken Winston, vice president and portfolio manager at Pioneer, offers insight about some of the positive and negative influences on the portfolio during the 12-month period. Mr. Winston is responsible for the day-to-day management of the Fund.

Q How would you describe the investment environment for equities during the 12-month period ended November 30, 2012?

A After a shaky start to 2012, stocks firmed during the spring as economic data continued to improve. China's decelerating economy and the debt crises in Europe undercut investors' appetite for risk during the summer, however, and stock prices fell. After the summer swoon, increased investor confidence that conditions in China and Europe would improve, combined with aggressive action by the world's large central banks to free-up the credit markets, led to another stock-price rally. Late in the Fund's fiscal year ended November 30, 2012, however, uncertainty about the so-called "fiscal cliff" situation in the U.S. and the approaching November presidential election once again drove many equity investors to the sidelines. In response to the external events troubling the markets, large groups of stocks rose and fell in virtual lockstep, thus narrowing opportunities to identify market inefficiencies and potentially undervalued stocks.

Q How did the Fund perform in that environment during the 12-month period ended November 30, 2012?

A Pioneer Select Mid Cap Growth Fund's Class A shares returned 7.11% at net asset value during the 12-month period ended November 30, 2012, while the Fund's benchmark, the Russell Midcap Growth Index (the Russell Index), returned 12.06%. During the same period, the average return of the 396 mutual funds in Lipper's Mid Cap Growth Funds category was 9.33%.

4 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12

Q Which investment decisions were most responsible for the Fund's underperformance of the Russell Index benchmark during the 12-month period ended November 30, 2012?

A About one-third of the Fund's benchmark-relative underperformance during the 12-month period can be traced to sector weighting decisions, with most of that underperformance attributable to portfolio underexposure to the period's top-performing sectors. The Fund's allocations to the telecom services, materials, financials and consumer-related sectors, all of which were strong performers during the period, were underweight compared with the Russell Index's weightings and consequently held back relative performance.

    In materials, it was the absence of housing-related stocks in the portfolio that held back the Fund's relative returns. As the housing recovery began to take shape, the stock prices of companies that supply a range of building materials advanced quickly. In addition, chemical companies, including paint makers, saw their costs decline with the steady drop in natural gas prices. Normally, such businesses are very cyclical and our focus when investing the Fund's assets typically is on companies that can deliver sustainable growth in any business cycle.

    One portfolio overweight--to the underperforming information technology sector--also detracted from relative performance during the 12-month period. Conversely, being overweight compared with the Russell Index in the strong-performing health care sector was beneficial for the Fund's returns.

    The balance of the Fund's underperformance during the 12-month period was due to adverse stock selection results in materials, industrials and health care. Stock selection results were favorable, however, in consumer staples and financials, but those successes were not enough to offset disappointing stock choices in other sectors.

Q Which individual stock selections were the biggest detractors from the Fund's performance during the 12-month period ended November 30, 2012?

A OCZ Technology was the worst performer in the portfolio during the 12-month period, and we subsequently eliminated the Fund's position. OCZ makes solid-state drives, a technology that is rapidly displacing hard

                 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12 5 drives in many devices. The company's products, however, did not enjoy as big an advantage over its competitors as the market expected, and the stock underperformed.

    Spirit AeroSystems, a large holding in the Fund's portfolio, also cut into performance during the 12-month period. Spirit is the sole supplier to Boeing for certain aircraft parts and appeared in good position to take advantage of an aerospace industry upswing. Unfortunately, an unexpected statement that the company's cost-reduction efforts had fallen short of objectives drove the company's share price down quickly. KBR, an energy engineering and construction company, saw some of its projects delayed against a background of falling natural gas prices, and the company's underperformance also hurt the Fund's returns. We continue to hold KBR in the portfolio.

    Tangoe, another Fund holding, provides software and services that help companies to manage their telecommunications expenses--a large and underpenetrated market. The company's results have come in as expected, but some hedge fund investors have expressed doubt about Tangoe's growth potential, and that negative "buzz" dampened the share price's performance during the period. We continue to hold Tangoe in the portfolio because of its competitive advantage in its market space.

    The Fund's shares of Rovi also declined in value during the 12-month period. Rovi earns royalties from cable providers who use the company's on-screen guides and other digital services. Rovi's strongest growth area is overseas, where the move from analog to digital television is in the early stages, but new concepts in program delivery may allow broadcasters to bypass Rovi as they build their own internet-based systems, and that uncertainty caused the company's stock price to take a hit during the period.

    In health care, the Fund's position in drug-maker Questcor declined in value when a major insurer stopped paying for Acthar, the company's drug that targets a number of orphan diseases. Acthar has proven especially effective in treating flare-ups in patients with Multiple Sclerosis (MS). The MS market for Acthar has been growing dramatically, but the FDA had never reviewed trials on that particular use for the drug, even though it is an on-label application that doctors continue to favor. We sold Questcor on concerns that other insurers might follow suit and stop paying for Acthar.

6 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12

    VeriFone, which supplies payment terminals for retailers, appeared set for a product upgrade cycle because of new regulations requiring shoppers to enter a PIN number in addition to swiping their credit cards. Unfortunately, new technologies have developed which facilitate purchases by using smart phones or tablets as payment terminals. We are skeptical about the widespread acceptance of new payment methods, but we also believe the threat will be a cloud overhanging VeriFone for years, and so we sold the Fund's shares in the company.

Q Which individual stock selections made a positive contribution to the Fund's performance during the 12-month period ended November 30, 2012?

A Green Mountain Coffee, which makes Keurig one-cup coffee brewers and coffee packs, was the period's biggest contributor to Fund returns thanks to our timely sale and repurchase of the company's shares. Green Mountain's shares had suffered as new competitors entered the market and some patents expired; however, we think the competitors will struggle against Green Mountain's well-established brand, and the company reported strong earnings results for the most recent quarter-end period.

    Success Factors, marketers of business software, was acquired at a premium during the 12-month period by a large overseas company, and the Fund's holding benefited from the transaction. SS&C Holdings, specialists in back-office solutions for financial services firms, was another Fund holding that made a solid contribution to performance during the period. Clients turn to SS&C to help them manage increasingly complex regulatory and compliance obligations.

    Ross Stores, the country's second-largest off-price retailer and one of the Fund's larger holdings, also contributed to results during the 12-month period. Ross has been taking market share from department and specialty stores while at the same time improving its systems and merchandising capabilities. Ross acquires seasonal apparel from suppliers during off-season periods and then sells the apparel at very competitive prices when the appropriate season comes around again. Currently operating in just 25 states, we believe that Ross has ample room for further growth.

    A position in Fomento Economico Mexicano, or FEMSA, also added to the Fund's performance during the period. FEMSA is the Mexican bottler of Coca-Cola and holds an interest in Heineken, but the company's real growth potential lies in its fast-growing and highly profitable chain of OXXO convenience stores. OXXO offers a one-stop shopping destination

                 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12 7 where consumers can buy groceries and liquor as well as access banking and other services. The Fund's position in another consumer company, Whole Foods Markets, enjoyed a year of strong sales growth as it continued to open new stores and expand its market share.

Q   What is your outlook for the upcoming quarters?

A We believe that any tax increases that emerge from the "fiscal cliff" negotiations could hold back corporate earnings growth, and we also feel that year-over-year profit increases will be hard to come by after their robust expansion in recent years. On the other hand, China's economy may be recovering, a factor which could brighten global business conditions.

    In light of attractive equity valuations and record-high bond values, reallocations away from bonds and into stocks in individual and institutional investment portfolios could provide a boost to equity performance over the next several quarters.

    We think the housing recovery in the U.S. will gain steam. In addition, the U.S. is steadily becoming more energy independent, which should aid the nascent manufacturing renaissance and lead to job creation. We believe that improvements in the energy, manufacturing and housing sectors have the potential to offset slower overall economic growth.

Please refer to the Schedule of Investments on pages 17-24 for a full listing of Fund securities.

8 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12

Investing in mid-sized companies may offer the potential for higher returns, but such companies are also subject to greater short-term price fluctuations than larger, more-established companies.

At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political or regulatory developments or other risks affecting these industries or sectors.

These risks may increase share price volatility.

Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of opinion as of the date of this report. These statements should not be relied upon for any other purposes.

                 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12 9

Portfolio Summary | 11/30/12

Portfolio Diversification
--------------------------------------------------------------------------------
(As a percentage of total investment portfolio)

[THE FOLLOWING DATA WAS REPRESENTED AS A PIE CHART IN THE PRINTED MATERIAL]

U.S. Common Stocks                                                         87.7%
International Common Stocks                                                 8.0%
Depositary Receipts for International Stocks                                2.9%
Temporary Cash Investments                                                  1.4%

Sector Distribution
--------------------------------------------------------------------------------
(As a percentage of equity holdings)

[THE FOLLOWING DATA WAS REPRESENTED AS A PIE CHART IN THE PRINTED MATERIAL]

Information Technology                                                     22.2%
Consumer Discretionary                                                     20.1%
Health Care                                                                16.2%
Industrials                                                                13.6%
Energy                                                                      8.2%
Financials                                                                  6.6%
Materials                                                                   6.0%
Consumer Staples                                                            5.9%
Telecommunication Services                                                  1.2%

10 Largest Holdings
--------------------------------------------------------------------------------
(As a percentage of equity holdings)*

  1.   LKQ Corp.                                                           1.98%
--------------------------------------------------------------------------------
  2.   Jazz Pharmaceuticals Plc                                            1.81
--------------------------------------------------------------------------------
  3.   Cabot Oil & Gas Corp.                                               1.72
--------------------------------------------------------------------------------
  4.   Fomento Economico Mexicano SAB de CV (A.D.R.)                       1.70
--------------------------------------------------------------------------------
  5.   Green Mountain Coffee Roasters, Inc.                                1.56
--------------------------------------------------------------------------------
  6.   Watson Pharmaceuticals, Inc.                                        1.45
--------------------------------------------------------------------------------
  7.   Hologic, Inc.                                                       1.44
--------------------------------------------------------------------------------
  8.   Ensco Plc                                                           1.44
--------------------------------------------------------------------------------
  9.   TJX Companies, Inc.                                                 1.44
--------------------------------------------------------------------------------
 10.   Mastercard, Inc.                                                    1.43
--------------------------------------------------------------------------------

* This list excludes temporary cash investments and derivative instruments. The portfolio is actively managed, and current holdings may be different. The holdings listed should not be considered recommen-dations to buy or sell any security listed.

10 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12

Prices and Distributions | 11/30/12

Net Asset Value per Share
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        Class                       11/30/12                   11/30/11
--------------------------------------------------------------------------------
          A                          $18.99                     $17.73
--------------------------------------------------------------------------------
          C                          $17.36                     $16.37
--------------------------------------------------------------------------------
          Y                          $19.54                     $18.16
--------------------------------------------------------------------------------

Distributions per Share: 12/1/11-11/30/12
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           Net
                        Investment          Short-Term            Long-Term
         Class            Income           Capital Gains        Capital Gains
--------------------------------------------------------------------------------
           A               $  --               $  --               $  --
--------------------------------------------------------------------------------
           C               $  --               $  --               $  --
--------------------------------------------------------------------------------
           Y               $  --               $  --               $  --
--------------------------------------------------------------------------------

Index Definition
--------------------------------------------------------------------------------
The Russell Midcap Growth Index measures the performance of U.S. mid-cap growth stocks. Index returns assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. It is not possible to invest directly in an index.

The index defined here pertains to the "Value of $10,000 Investment" and "Value of $5 Million Investment" charts on pages 12-14.

                Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12 11

Performance Update | 11/30/12                                     Class A Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Select Mid Cap Growth Fund at public offering price, compared to that of the Russell Midcap Growth Index.

Average Annual Total Returns
(As of November 30, 2012)
--------------------------------------------------------------------------------
                              Net Asset          Public Offering
Period                        Value (NAV)        Price (POP)
--------------------------------------------------------------------------------
10 Years                      9.11%              8.46%
5 Years                       3.01               1.80
1 Year                        7.11               0.96
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated April 1, 2012)
--------------------------------------------------------------------------------
                              Gross
--------------------------------------------------------------------------------
                              1.15%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                              Pioneer Select Mid        Russell Midcap
                              Cap Growth Fund           Growth Index
11/30/2002                    $   9,425                 $  10,000
11/30/2003                    $  12,178                 $  13,264
11/30/2004                    $  13,027                 $  14,777
11/30/2005                    $  15,491                 $  17,170
11/30/2006                    $  17,081                 $  19,381
11/30/2007                    $  19,425                 $  21,344
11/30/2008                    $  11,307                 $  11,493
11/30/2009                    $  16,446                 $  16,416
11/30/2010                    $  19,888                 $  20,738
11/30/2011                    $  21,039                 $  21,997
11/30/2012                    $  22,534                 $  24,650

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

NAV results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. POP returns reflect deduction of maximum 5.75% sales charge. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

Pioneer Select Mid Cap Growth Fund was established in connection with the reorganization of predecessor fund Regions Morgan Keegan Select Mid Cap Growth Fund into the Fund on May 15, 2009. The performance shown for Class A shares of the Fund for periods prior to May 15, 2009 is the performance of Regions Morgan Keegan Select Mid Cap Growth Fund's Class A shares, which has been restated to reflect differences in any applicable sales charges (but not differences in expenses). This adjustment has the effect of reducing the previously reported performance of Regions Morgan Keegan Select Mid Cap Growth Fund. A different investment adviser served as the adviser of Regions Morgan Keegan Select Mid Cap Growth Fund.

12 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12

Performance Update | 11/30/12                                     Class C Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Select Mid Cap Growth Fund, compared to that of the Russell Midcap Growth Index.

Average Annual Total Returns
(As of November 30, 2012)
--------------------------------------------------------------------------------
                              If                 If
Period                        Held               Redeemed
--------------------------------------------------------------------------------
10 Years                      8.34%              8.34%
5 Years                       2.07               2.07
1 Year                        6.05               6.05
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated April 1, 2012)
--------------------------------------------------------------------------------
                              Gross
--------------------------------------------------------------------------------
                              2.07%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                              Pioneer Select Mid        Russell Midcap
                              Cap Growth Fund           Growth Index
11/30/2002                    $  10,000                 $  10,000
11/30/2003                    $  12,827                 $  13,264
11/30/2004                    $  13,624                 $  14,777
11/30/2005                    $  16,149                 $  17,170
11/30/2006                    $  17,726                 $  19,381
11/30/2007                    $  20,114                 $  21,344
11/30/2008                    $  11,591                 $  11,493
11/30/2009                    $  16,741                 $  16,416
11/30/2010                    $  20,054                 $  20,738
11/30/2011                    $  21,016                 $  21,997
11/30/2012                    $  22,287                 $  24,650

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Class C shares held for less than one year are also subject to a 1% contingent deferred sales charge (CDSC). "If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

Pioneer Select Mid Cap Growth Fund was established in connection with the reorganization of predecessor fund Regions Morgan Keegan Select Mid Cap Growth Fund into the Fund on May 15, 2009. The performance shown for Class C shares of the Fund for periods prior to May 15, 2009 is the performance of Regions Morgan Keegan Select Mid Cap Growth Fund's Class C shares, which has been restated to reflect differences in any applicable sales charges (but not other differences in expenses). This adjustment has the effect of reducing the previously reported performance of Regions Morgan Keegan Select Mid Cap Growth Fund. A different investment adviser served as the adviser of Regions Morgan Keegan Select Mid Cap Growth Fund.

                Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12 13

Performance Update | 11/30/12                                     Class Y Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $5 million investment made in Pioneer Select Mid Cap Growth Fund, compared to that of the Russell Midcap Growth Index.

Average Annual Total Returns
(As of November 30, 2012)
--------------------------------------------------------------------------------
                              If                 If
Period                        Held               Redeemed
--------------------------------------------------------------------------------
Life-of-Class
(6/23/2004)                   7.36%              7.36%
5 Years                       3.43               3.43
1 Year                        7.60               7.60
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated April 1, 2012)
--------------------------------------------------------------------------------
                              Gross
--------------------------------------------------------------------------------
                              0.71%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $5 Million Investment

                              Pioneer Select Mid        Russell Midcap
                              Cap Growth Fund           Growth Index
6/30/2004                     $  5,000,000              $  5,000,000
11/30/2004                    $  5,110,906              $  5,201,134
11/30/2005                    $  6,086,709              $  6,043,464
11/30/2006                    $  6,727,271              $  6,821,939
11/30/2007                    $  7,660,445              $  7,512,741
11/30/2008                    $  4,471,893              $  4,045,427
11/30/2009                    $  6,532,479              $  5,778,163
11/30/2010                    $  7,933,622              $  7,299,439
11/30/2011                    $  8,425,414              $  7,742,438
11/30/2012                    $  9,065,671              $  8,676,434

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Class Y shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

Pioneer Select Mid Cap Growth Fund was established in connection with the reorganization of predecessor fund Regions Morgan Keegan Select Mid Cap Growth Fund into the Fund on May 15, 2009. The performance shown for Class Y shares of the Fund for periods prior to May 15, 2009 is the performance of Regions Morgan Keegan Select Mid Cap Growth Fund's Class I shares, which has not been restated to reflect any differences in expenses. A different investment adviser served as the adviser of Regions Morgan Keegan Select Mid Cap Growth Fund.

14 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12

Comparing Ongoing Fund Expenses

As a shareowner in the Fund, you incur two types of costs:

(1) ongoing costs, including management fees, distribution and/or service (12b-1) fees, and other Fund expenses; and

(2) transaction costs, including sales charges (loads) on purchase payments.

This example is intended to help you understand your ongoing expenses (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The example is based on an investment of $1,000 at the beginning of the Fund's latest six-month period and held throughout the six months.

Using the Tables
--------------------------------------------------------------------------------
Actual Expenses

The first table below provides information about actual account values and actual expenses. You may use the information in this table, together with the amount you invested, to estimate the expenses that you paid over the period as follows:

(1) Divide your account value by $1,000
    Example: an $8,600 account value (divided by) $1,000 = 8.6

(2) Multiply the result in (1) above by the corresponding share class's number in the third row under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

Expenses Paid on a $1,000 Investment in Pioneer Select Mid Cap Growth Fund

Based on actual returns from June 1, 2012, through November 30, 2012.

--------------------------------------------------------------------------------
 Share Class                                     A            C            Y
--------------------------------------------------------------------------------
 Beginning Account Value                     $1,000.00    $1,000.00    $1,000.00
 on 6/1/12
--------------------------------------------------------------------------------
 Ending Account                              $1,029.31    $1,024.24    $1,031.64
 Value (after expenses) on 11/30/12
--------------------------------------------------------------------------------
 Expenses Paid                               $    5.88    $   10.93    $    3.71
 During Period*
--------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized net expense ratio of 1.16%, 2.16% and 0.73% for Class A, Class C and Class Y shares, respectively, multiplied by the average account value over the period, multiplied by 183/366 (to reflect the one-half year period).

                Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12 15

Hypothetical Example for Comparison Purposes

The table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period.

You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the tables are meant to highlight your ongoing costs only and do not reflect any transaction costs, such as sales charges (loads) that are charged at the time of the transaction. Therefore, the table below is useful in comparing ongoing costs only and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Expenses Paid on a $1,000 Investment in Pioneer Select Mid Cap Growth Fund

Based on a hypothetical 5% return per year before expenses, reflecting the period from June 1, 2012, through November 30, 2012.

--------------------------------------------------------------------------------
 Share Class                                     A            C            Y
--------------------------------------------------------------------------------
 Beginning Account Value                     $1,000.00    $1,000.00    $1,000.00
 on 6/1/12
--------------------------------------------------------------------------------
 Ending Account                              $1,019.20    $1,014.20    $1,021.35
 Value (after expenses) on 11/30/12
--------------------------------------------------------------------------------
 Expenses Paid                               $    5.86    $   10.88    $    3.69
 During Period*
--------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized net expense ratio of 1.16%, 2.16% and 0.73% for Class A, Class C and Class Y shares, respectively, multiplied by the average account value over the period, multiplied by 183/366 (to reflect the one-half year period).

16 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12

Schedule of Investments | 11/30/12

-----------------------------------------------------------------------------------------
 Shares                                                                   Value
-----------------------------------------------------------------------------------------
               COMMON STOCKS -- 99.3%
               ENERGY -- 8.2%
               Oil & Gas Drilling -- 1.4%
     111,224   Ensco Plc                                                  $     6,476,574
-----------------------------------------------------------------------------------------
               Oil & Gas Equipment & Services -- 1.8%
      68,000   Dresser-Rand Group, Inc.*                                  $     3,591,080
      64,000   Oil States International, Inc.*                                  4,526,080
                                                                          ---------------
                                                                          $     8,117,160
-----------------------------------------------------------------------------------------
               Oil & Gas Exploration & Production -- 4.2%
     163,394   Cabot Oil & Gas Corp.                                      $     7,695,857
      51,000   Concho Resources, Inc.*                                          4,093,260
      69,000   Gulfport Energy Corp.*                                           2,624,760
      41,000   Range Resources Corp.                                            2,624,820
      60,000   Trilogy Energy Corp.                                             1,730,514
                                                                          ---------------
                                                                          $    18,769,211
-----------------------------------------------------------------------------------------
               Oil & Gas Storage & Transportation -- 0.8%
      97,000   SemGroup Corp.*                                            $     3,654,960
                                                                          ---------------
               Total Energy                                               $    37,017,905
-----------------------------------------------------------------------------------------
               MATERIALS -- 6.1%
               Industrial Gases -- 0.5%
      25,000   Airgas, Inc.                                               $     2,214,250
-----------------------------------------------------------------------------------------
               Specialty Chemicals -- 3.1%
      77,000   Ecolab, Inc.                                               $     5,550,160
     200,000   Flotek Industries, Inc.*                                         2,310,000
      49,000   Valspar Corp.                                                    3,076,220
      47,000   WR Grace & Co.*                                                  3,077,090
                                                                          ---------------
                                                                          $    14,013,470
-----------------------------------------------------------------------------------------
               Construction Materials -- 1.1%
      40,000   Eagle Materials, Inc.                                      $     2,128,800
      50,000   Vulcan Materials Co.                                             2,642,000
                                                                          ---------------
                                                                          $     4,770,800
-----------------------------------------------------------------------------------------
               Metal & Glass Containers -- 0.9%
      89,000   Ball Corp.                                                 $     3,977,410
-----------------------------------------------------------------------------------------
               Paper Packaging -- 0.5%
      35,000   Rock-Tenn Co.                                              $     2,276,400
                                                                          ---------------
               Total Materials                                            $    27,252,330
-----------------------------------------------------------------------------------------
               CAPITAL GOODS -- 6.9%
               Building Products -- 0.5%
      70,000   Fortune Brands Home & Security, Inc.*                      $     2,099,300
-----------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12 17

-----------------------------------------------------------------------------------------
 Shares                                                                   Value
-----------------------------------------------------------------------------------------
               Construction & Engineering -- 0.9%
     139,400   KBR, Inc.                                                  $     3,875,320
-----------------------------------------------------------------------------------------
               Construction & Farm Machinery & Heavy Trucks -- 1.6%
      66,000   Joy Global, Inc.                                           $     3,761,340
     225,000   The Manitowoc Co., Inc.                                          3,375,000
                                                                          ---------------
                                                                          $     7,136,340
-----------------------------------------------------------------------------------------
               Industrial Machinery -- 3.2%
      73,000   Chart Industries, Inc.*                                    $     4,415,040
     130,000   Ingersoll-Rand Plc                                               6,341,400
      57,073   SPX Corp.                                                        3,887,813
                                                                          ---------------
                                                                          $    14,644,253
-----------------------------------------------------------------------------------------
               Trading Companies & Distributors -- 0.7%
      45,700   MSC Industrial Direct Co., Inc.                            $     3,320,562
                                                                          ---------------
               Total Capital Goods                                        $    31,075,775
-----------------------------------------------------------------------------------------
               COMMERCIAL SERVICES & SUPPLIES -- 4.0%
               Diversified Support Services -- 1.3%
     141,000   United Rentals, Inc.*                                      $     5,855,730
-----------------------------------------------------------------------------------------
               Research & Consulting Services -- 2.7%
      68,000   CoStar Group, Inc.*                                        $     5,906,480
      15,300   IHS, Inc.*                                                       1,409,742
     176,000   Nielsen Holdings NV*                                             4,984,320
                                                                          ---------------
                                                                          $    12,300,542
                                                                          ---------------
               Total Commercial Services & Supplies                       $    18,156,272
-----------------------------------------------------------------------------------------
               TRANSPORTATION -- 2.6%
               Airlines -- 2.2%
      45,000   Alaska Air Group, Inc.*                                    $     1,923,750
      45,000   Copa Holdings SA                                                 4,267,800
     104,785   Spirit Airlines, Inc.*                                           1,758,292
     138,300   US Airways Group, Inc.*                                          1,782,687
                                                                          ---------------
                                                                          $     9,732,529
-----------------------------------------------------------------------------------------
               Railroads -- 0.4%
      25,500   Kansas City Southern                                       $     1,992,825
                                                                          ---------------
               Total Transportation                                       $    11,725,354
-----------------------------------------------------------------------------------------
               AUTOMOBILES & COMPONENTS -- 1.7%
               Auto Parts & Equipment -- 1.0%
      96,000   Lear Corp.                                                 $     4,192,320
-----------------------------------------------------------------------------------------
               Motorcycle Manufacturers -- 0.7%
      69,000   Harley-Davidson, Inc.                                      $     3,240,240
                                                                          ---------------
               Total Automobiles & Components                             $     7,432,560
-----------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

18 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12

-----------------------------------------------------------------------------------------
 Shares                                                                   Value
-----------------------------------------------------------------------------------------
               CONSUMER DURABLES & APPAREL -- 2.0%
               Apparel, Accessories & Luxury Goods -- 2.0%
      17,000   Lululemon Athletica, Inc.*                                 $     1,220,260
     180,000   True Religion Apparel, Inc.                                      4,696,200
      20,000   VF Corp.                                                         3,210,200
                                                                          ---------------
                                                                          $     9,126,660
                                                                          ---------------
               Total Consumer Durables & Apparel                          $     9,126,660
-----------------------------------------------------------------------------------------
               CONSUMER SERVICES -- 2.0%
               Hotels, Resorts & Cruise Lines -- 0.8%
      76,800   Wyndham Worldwide Corp.                                    $     3,770,112
-----------------------------------------------------------------------------------------
               Restaurants -- 1.2%
      44,000   Buffalo Wild Wings, Inc.*                                  $     3,187,360
       7,500   Chipotle Mexican Grill, Inc.*                                    1,978,350
                                                                          ---------------
                                                                          $     5,165,710
                                                                          ---------------
               Total Consumer Services                                    $     8,935,822
-----------------------------------------------------------------------------------------
               MEDIA -- 2.8%
               Broadcasting -- 0.5%
      40,000   Discovery Communications, Inc.*                            $     2,416,400
-----------------------------------------------------------------------------------------
               Movies & Entertainment -- 2.3%
     225,000   Cinemark Holdings, Inc.                                    $     6,120,000
     198,000   Imax Corp.*                                                      4,286,700
                                                                          ---------------
                                                                          $    10,406,700
                                                                          ---------------
               Total Media                                                $    12,823,100
-----------------------------------------------------------------------------------------
               RETAILING -- 11.5%
               Distributors -- 2.0%
     405,600   LKQ Corp.*                                                 $     8,890,752
-----------------------------------------------------------------------------------------
               Internet Retail -- 0.7%
     160,000   HomeAway, Inc.*                                            $     3,276,800
-----------------------------------------------------------------------------------------
               General Merchandise Stores -- 1.6%
     101,000   Dollar General Corp.*                                      $     5,050,000
      50,962   Dollar Tree, Inc.*                                               2,127,154
                                                                          ---------------
                                                                          $     7,177,154
-----------------------------------------------------------------------------------------
               Apparel Retail -- 3.4%
     108,510   Francesca's Holdings Corp.*                                $     2,824,515
      68,400   Ross Stores, Inc.                                                3,893,328
     146,000   TJX Companies, Inc.                                              6,473,640
      55,800   Urban Outfitters, Inc.*                                          2,103,660
                                                                          ---------------
                                                                          $    15,295,143
-----------------------------------------------------------------------------------------
               Home Improvement Retail -- 1.2%
     145,000   Lowe's Companies, Inc.                                     $     5,233,050
-----------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12 19

-----------------------------------------------------------------------------------------
 Shares                                                                   Value
-----------------------------------------------------------------------------------------
               Specialty Stores -- 1.6%
      65,600   GNC Holdings, Inc.                                         $     2,304,528
      37,000   Tractor Supply Co.*                                              3,315,940
      18,000   Ulta Salon Cosmetics & Fragrance, Inc.                           1,805,040
                                                                          ---------------
                                                                          $     7,425,508
-----------------------------------------------------------------------------------------
               Automotive Retail -- 1.0%
     125,000   CarMax, Inc.*                                              $     4,532,500
                                                                          ---------------
               Total Retailing                                            $    51,830,907
-----------------------------------------------------------------------------------------
               FOOD & STAPLES RETAILING -- 2.1%
               Food Retail -- 2.1%
      75,000   The Fresh Market, Inc.*                                    $     3,887,250
      58,921   Whole Foods Market, Inc.                                         5,500,865
                                                                          ---------------
                                                                          $     9,388,115
                                                                          ---------------
               Total Food & Staples Retailing                             $     9,388,115
-----------------------------------------------------------------------------------------
               FOOD, BEVERAGE & TOBACCO -- 3.8%
               Soft Drinks -- 1.7%
      77,700   Fomento Economico Mexicano SAB de CV (A.D.R.)              $     7,620,816
-----------------------------------------------------------------------------------------
               Agricultural Products -- 0.6%
      41,000   Ingredion, Inc.                                            $     2,662,950
-----------------------------------------------------------------------------------------
               Packaged Foods & Meats -- 1.5%
     191,000   Green Mountain Coffee Roasters, Inc.*                      $     7,003,970
                                                                          ---------------
               Total Food, Beverage & Tobacco                             $    17,287,736
-----------------------------------------------------------------------------------------
               HEALTH CARE EQUIPMENT & SERVICES -- 5.5%
               Health Care Equipment -- 2.3%
      73,700   ABIOMED, Inc.*                                             $       983,895
     339,600   Hologic, Inc.*                                                   6,479,568
       5,200   Intuitive Surgical, Inc.*                                        2,750,800
                                                                          ---------------
                                                                          $    10,214,263
-----------------------------------------------------------------------------------------
               Health Care Supplies -- 1.0%
     170,000   Align Technology, Inc.*                                    $     4,656,300
-----------------------------------------------------------------------------------------
               Health Care Services -- 1.5%
      45,490   Catamaran Corp.*                                           $     2,214,908
      26,000   DaVita HealthCare Partners, Inc.*                                2,808,000
      36,000   Express Scripts Holding Co.*                                     1,938,600
                                                                          ---------------
                                                                          $     6,961,508
-----------------------------------------------------------------------------------------
               Health Care Facilities -- 0.7%
     115,000   Brookdale Senior Living, Inc.*                             $     2,939,400
                                                                          ---------------
               Total Health Care Equipment & Services                     $    24,771,471
-----------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

20 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12

-----------------------------------------------------------------------------------------
 Shares                                                                   Value
-----------------------------------------------------------------------------------------
               PHARMACEUTICALS, BIOTECHNOLOGY & LIFE
               SCIENCES -- 10.6%
               Biotechnology -- 5.4%
      35,000   Alexion Pharmaceuticals, Inc.*                             $     3,360,700
     209,000   Alkermes Plc*                                                    4,035,790
     313,370   Amarin Corp Plc (A.D.R.)*                                        3,888,922
      31,000   BioMarin Pharmaceutical, Inc.*                                   1,506,600
     100,000   Cubist Pharmaceuticals, Inc.*                                    4,061,000
     280,000   NPS Pharmaceuticals, Inc.*                                       2,864,400
      19,000   Regeneron Pharmaceuticals, Inc.*                                 3,354,450
      26,000   Vertex Pharmaceuticals, Inc.*                                    1,034,540
                                                                          ---------------
                                                                          $    24,106,402
-----------------------------------------------------------------------------------------
               Pharmaceuticals -- 5.2%
     185,000   Akorn, Inc.*                                               $     2,495,650
     150,781   Jazz Pharmaceuticals Plc*                                        8,124,080
      76,000   Salix Pharmaceuticals, Ltd.*                                     3,256,600
     128,007   ViroPharma, Inc.*                                                3,173,294
      74,000   Watson Pharmaceuticals, Inc.*                                    6,512,740
                                                                          ---------------
                                                                          $    23,562,364
                                                                          ---------------
               Total Pharmaceuticals, Biotechnology & Life Sciences       $    47,668,766
-----------------------------------------------------------------------------------------
               DIVERSIFIED FINANCIALS -- 4.0%
               Consumer Finance -- 2.0%
      86,140   Capital One Financial Corp.                                $     4,961,664
     100,000   Discover Financial Services, Inc.                                4,161,000
                                                                          ---------------
                                                                          $     9,122,664
-----------------------------------------------------------------------------------------
               Asset Management & Custody Banks -- 1.6%
     116,300   Invesco, Ltd.                                              $     2,906,337
     100,669   Walter Investment Management Corp.*                              4,256,285
                                                                          ---------------
                                                                          $     7,162,622
-----------------------------------------------------------------------------------------
               Investment Banking & Brokerage -- 0.4%
      55,000   Evercore Partners, Inc.                                    $     1,510,850
                                                                          ---------------
               Total Diversified Financials                               $    17,796,136
-----------------------------------------------------------------------------------------
               INSURANCE -- 0.8%
               Property & Casualty Insurance -- 0.8%
     140,000   Fidelity National Financial, Inc.                          $     3,389,400
                                                                          ---------------
               Total Insurance                                            $     3,389,400
-----------------------------------------------------------------------------------------
               REAL ESTATE -- 1.9%
               Residential REITs -- 0.8%
      85,000   American Campus Communities, Inc.                          $     3,723,000
-----------------------------------------------------------------------------------------
               Real Estate Services -- 1.1%
      58,800   Jones Lang LaSalle, Inc.                                   $     4,822,188
                                                                          ---------------
               Total Real Estate                                          $     8,545,188
-----------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12 21

-----------------------------------------------------------------------------------------
 Shares                                                                   Value
-----------------------------------------------------------------------------------------
               SOFTWARE & SERVICES -- 15.5%
               Internet Software & Services -- 5.9%
      87,000   Akamai Technologies, Inc.*                                 $     3,185,940
      77,000   eBay, Inc.*                                                      4,067,140
     150,012   ExactTarget, Inc.*                                               3,091,747
       8,100   Google, Inc.*                                                    5,656,797
      21,000   LinkedIn Corp.*                                                  2,270,940
      70,000   Rackspace Hosting, Inc.*                                         4,838,400
     202,915   SciQuest, Inc.*                                                  3,305,485
                                                                          ---------------
                                                                          $    26,416,449
-----------------------------------------------------------------------------------------
               IT Consulting & Other Services -- 0.5%
      51,000   Gartner, Inc.*                                             $     2,441,880
-----------------------------------------------------------------------------------------
               Data Processing & Outsourced Services -- 3.2%
      31,300   Alliance Data Systems Corp.*                               $     4,459,937
     100,000   Genpact, Ltd.                                                    1,605,000
      13,100   Mastercard, Inc.                                                 6,401,708
      30,000   WEX, Inc.*                                                       2,158,800
                                                                          ---------------
                                                                          $    14,625,445
-----------------------------------------------------------------------------------------
               Application Software -- 5.1%
      21,982   ANSYS, Inc.*                                               $     1,458,066
      50,700   Citrix Systems, Inc.*                                            3,100,812
      90,000   Nuance Communications, Inc.*                                     2,001,600
     115,000   RealPage, Inc.*                                                  2,275,850
      31,000   Salesforce.com, Inc.*                                            4,887,770
     161,320   SS&C Technologies Holdings, Inc.*                                3,805,539
     300,000   Tangoe, Inc.*                                                    3,912,000
      60,000   TIBCO Software, Inc.*                                            1,503,000
                                                                          ---------------
                                                                          $    22,944,637
-----------------------------------------------------------------------------------------
               Systems Software -- 0.8%
      70,000   Red Hat, Inc.*                                             $     3,458,000
                                                                          ---------------
               Total Software & Services                                  $    69,886,411
-----------------------------------------------------------------------------------------
               TECHNOLOGY HARDWARE & EQUIPMENT -- 2.3%
               Communications Equipment -- 1.6%
     180,000   Aruba Networks, Inc.*                                      $     3,506,400
      22,000   F5 Networks, Inc.*                                               2,060,960
      75,802   Riverbed Technology, Inc.*                                       1,356,856
                                                                          ---------------
                                                                          $     6,924,216
-----------------------------------------------------------------------------------------
               Computer Storage & Peripherals -- 0.7%
      84,089   SanDisk Corp.*                                             $     3,287,880
                                                                          ---------------
               Total Technology Hardware & Equipment                      $    10,212,096
-----------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

22 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12

-----------------------------------------------------------------------------------------
 Shares                                                                   Value
-----------------------------------------------------------------------------------------
               SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT -- 4.3%
               Semiconductor Equipment -- 0.4%
      27,797   ASML Holding NV (A.D.R.)                                   $     1,739,258
-----------------------------------------------------------------------------------------
               Semiconductors -- 3.9%
      90,000   Altera Corp.                                               $     2,915,100
      90,000   Analog Devices, Inc.                                             3,654,000
     115,000   Broadcom Corp.                                                   3,723,700
      80,000   Maxim Integrated Products, Inc.                                  2,335,200
     130,000   Skyworks Solutions, Inc.*                                        2,944,500
      65,000   Xilinx, Inc.                                                     2,252,250
                                                                          ---------------
                                                                          $    17,824,750
                                                                          ---------------
               Total Semiconductors & Semiconductor Equipment             $    19,564,008
-----------------------------------------------------------------------------------------
               TELECOMMUNICATION SERVICES -- 0.7%
               Alternative Carriers -- 0.7%
     125,000   tw telecom, Inc.*                                          $     3,211,250
                                                                          ---------------
               Total Telecommunication Services                           $     3,211,250
-----------------------------------------------------------------------------------------
               TOTAL COMMON STOCKS
               (Cost $375,279,523)                                        $   447,097,262
-----------------------------------------------------------------------------------------
 Principal
 Amount ($)
-----------------------------------------------------------------------------------------
               TEMPORARY CASH INVESTMENTS -- 1.2%
               Repurchase Agreement -- 1.2%
   5,500,000   JPMorgan, Inc., 0.21%, dated 11/30/12, repurchase price
               of $5,500,000 plus accrued interest on 12/3/12
               collateralized by $5,666,756 Freddie Mac Gold Pool,
               3.0%, 11/1/42                                              $     5,500,000
------------------------------------------------------------------------------------------
               TOTAL TEMPORARY CASH INVESTMENTS
               (Cost $5,500,000)                                          $     5,500,000
------------------------------------------------------------------------------------------
               TOTAL INVESTMENT IN SECURITIES -- 100.5%
               (Cost $380,779,523) (a)                                    $   452,597,262
------------------------------------------------------------------------------------------
               OTHER ASSETS & LIABILITIES -- (0.5)%                       $    (2,091,830)
------------------------------------------------------------------------------------------
               TOTAL NET ASSETS -- 100.0%                                 $   450,505,432
==========================================================================================

*        Non-income producing security.

REIT     Real Estate Investment Trust.

(A.D.R.) American Depositary Receipts.

The accompanying notes are an integral part of these financial statements.

                Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12 23

(a) At November 30, 2012, the net unrealized gain on investments based on cost for federal income tax purposes of $384,189,212 was as follows:

        Aggregate gross unrealized gain for all investments in which
             there is an excess of value over tax cost                    $    82,383,668

        Aggregate gross unrealized loss for all investments in which
             there is an excess of tax cost over value                        (13,975,618)
                                                                          ---------------
        Net unrealized gain                                               $    68,408,050
                                                                          ===============

Purchases and sales of securities (excluding temporary cash investments) for the year ended November 30, 2012 aggregated $396,064,530 and $434,200,563, respectively.

Various inputs are used in determining the value of the Fund's investments. These inputs are summarized in the three broad levels listed below.

    Level 1 - quoted prices in active markets for identical securities

    Level 2 - other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.) See Notes to Financial Statements -- Note 1A.

    Level 3 - significant unobservable inputs (including the Fund's own assumptions in determining fair value of investments) See Notes to Financial Statements -- Note 1A.

Generally, equity securities are categorized as Level 1, fixed income securities and senior loans as Level 2 and securities valued using fair value methods (other than prices supplied by independent pricing services) are categorized as Level 3. See Notes to Financial Statements -- Note 1A.

The following is a summary of the inputs used as of November 30, 2012, in valuing the Fund's investments:

--------------------------------------------------------------------------------
                         Level 1          Level 2        Level 3    Total
--------------------------------------------------------------------------------
Common Stocks            $447,097,262     $       --     $    --    $447,097,262
Repurchase Agreement               --      5,500,000          --       5,500,000
--------------------------------------------------------------------------------
Total                    $447,097,262     $5,500,000     $    --    $452,597,262
================================================================================

During the year ended November 30, 2012, there were no transfers between Levels 1, 2 and 3.

The accompanying notes are an integral part of these financial statements.

24 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12

Statement of Assets and Liabilities | 11/30/12

ASSETS:
   Investment in securities (cost $380,779,523)                    $452,597,262
   Cash                                                               1,919,819
   Receivables --
      Investment securities sold                                     11,341,292
      Fund shares sold                                                  441,800
      Dividends                                                         208,717
   Other                                                                 22,844
--------------------------------------------------------------------------------
         Total assets                                              $466,531,734
================================================================================
LIABILITIES:
   Payables --
      Investment securities purchased                              $ 15,247,583
      Fund shares repurchased                                           523,363
   Due to affiliates                                                    113,393
   Accrued expenses                                                     141,963
--------------------------------------------------------------------------------
         Total liabilities                                         $ 16,026,302
================================================================================
NET ASSETS:
   Paid-in capital                                                 $368,439,883
   Undistributed net investment income                                   71,932
   Accumulated net realized gain on investments                      10,176,142
   Net unrealized gain on investments                                71,817,739
   Net unrealized loss on assets and liabilities denominated in
      foreign currencies                                                   (264)
--------------------------------------------------------------------------------
         Total net assets                                          $450,505,432
================================================================================
NET ASSET VALUE PER SHARE:
(No par value, unlimited number of shares authorized)
   Class A (based on $335,701,617/17,679,626 shares)               $      18.99
   Class C (based on $12,761,405/735,154 shares)                   $      17.36
   Class Y (based on $102,042,410/5,222,273 shares)                $      19.54
MAXIMUM OFFERING PRICE:
   Class A ($18.99 (divided by) 94.25%)                            $      20.15
================================================================================

The accompanying notes are an integral part of these financial statements.

                Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12 25

Statement of Operations

For the Year Ended 11/30/12

INVESTMENT INCOME:
   Dividends (net of foreign taxes withheld of $5,585)             $  2,920,970
   Interest                                                               2,977
   Income from securities loaned, net                                     1,987
-------------------------------------------------------------------------------------------------
         Total investment income                                                   $   2,925,934
=================================================================================================
EXPENSES:
   Management fees                                                 $  2,954,259
   Transfer agent fees and expenses
      Class A                                                           493,176
      Class C                                                            33,567
      Class Y                                                             3,977
   Distribution fees
      Class A                                                           904,938
      Class C                                                           134,156
   Shareholder communication expense                                    249,290
   Administrative reimbursements                                        134,013
   Custodian fees                                                        16,616
   Registration fees                                                    126,614
   Professional fees                                                     67,219
   Printing expense                                                      40,412
   Fees and expenses of nonaffiliated Trustees                           16,006
   Miscellaneous                                                         29,634
-------------------------------------------------------------------------------------------------
      Total expenses                                                               $   5,203,877
-------------------------------------------------------------------------------------------------
         Net investment loss                                                       $  (2,277,943)
-------------------------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
   Net realized gain on:
      Investments                                                  $ 36,413,468
      Class actions                                                     310,365    $  36,723,833
-------------------------------------------------------------------------------------------------
   Change in net unrealized loss on:
      Investments                                                  $ (1,536,066)
      Other assets and liabilities denominated in
         foreign currencies                                                (264)   $  (1,536,330)
-------------------------------------------------------------------------------------------------
   Net gain on investments                                                         $  35,187,503
-------------------------------------------------------------------------------------------------
   Net increase in net assets resulting from operations                            $  32,909,560
=================================================================================================

The accompanying notes are an integral part of these financial statements.

26 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12

Statements of Changes in Net Assets


-------------------------------------------------------------------------------------------------
                                                                   Year Ended      Year Ended
                                                                   11/30/12        11/30/11
-------------------------------------------------------------------------------------------------
FROM OPERATIONS:
Net investment loss                                                $ (2,277,943)   $  (1,948,261)
Net realized gain on investments and class actions                   36,723,833       68,114,236
Change in net unrealized gain (loss) on investments
   and foreign currency transactions                                 (1,536,330)     (33,233,237)
-------------------------------------------------------------------------------------------------
      Net increase in net assets resulting from operations         $ 32,909,560    $  32,932,738
-------------------------------------------------------------------------------------------------
FROM FUND SHARE TRANSACTIONS:
Net proceeds from sale of shares                                   $ 49,740,808    $  41,572,669
Cost of shares repurchased                                          (91,199,301)    (123,923,153)
-------------------------------------------------------------------------------------------------
      Net decrease in net assets resulting from
         Fund share transactions                                   $(41,458,493)   $ (82,350,484)
-------------------------------------------------------------------------------------------------
      Net decrease in net assets                                   $ (8,548,933)   $ (49,417,746)
NET ASSETS:
Beginning of year                                                   459,054,365      508,472,111
-------------------------------------------------------------------------------------------------
End of year                                                        $450,505,432    $ 459,054,365
-------------------------------------------------------------------------------------------------
Undistributed net investment income                                $     71,932    $          --
=================================================================================================

The accompanying notes are an integral part of these financial statements.

                Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12 27

-------------------------------------------------------------------------------------------------
                                 '12 Shares    '12 Amount       '11 Shares       '11 Amount
-------------------------------------------------------------------------------------------------
Class A
Shares sold                       1,038,018    $  19,718,219        1,638,594    $    29,818,613
Less shares repurchased          (3,809,031)     (72,535,773)      (4,280,133)       (78,343,287)
-------------------------------------------------------------------------------------------------
      Net decrease               (2,771,013)   $ (52,817,554)      (2,641,539)   $   (48,524,674)
=================================================================================================
Class C
Shares sold                         160,369    $   2,791,454          191,038    $     3,197,803
Less shares repurchased            (224,962)      (4,046,284)        (259,705)        (4,315,020)
-------------------------------------------------------------------------------------------------
      Net decrease                  (64,593)   $  (1,254,830)         (68,667)   $    (1,117,217)
=================================================================================================
Class Y
Shares sold                       1,371,609    $  27,231,135          483,384    $     8,556,253
Less shares repurchased            (744,633)     (14,617,244)      (2,197,318)       (41,264,846)
-------------------------------------------------------------------------------------------------
      Net increase (decrease)       626,976    $  12,613,891       (1,713,934)   $   (32,708,593)
=================================================================================================

The accompanying notes are an integral part of these financial statements.

28 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12

Financial Highlights

----------------------------------------------------------------------------------------------------------------------------
                                                             Year          Year          Year        Year          Year
                                                             Ended         Ended         Ended       Ended         Ended
                                                             11/30/12      11/30/11      11/30/10    11/30/09 (a)  11/30/08
----------------------------------------------------------------------------------------------------------------------------
Class A
Net asset value, beginning of period                         $  17.73      $  16.76      $  13.86    $  9.59       $ 18.63
----------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment loss                                       $  (0.11)     $  (0.09)     $  (0.08)   $ (0.06)      $ (0.05)
   Net realized and unrealized gain (loss) on investments
      and foreign currency transactions                          1.37          1.06          2.98       4.39         (6.84)
----------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations           $   1.26      $   0.97      $   2.90    $  4.33       $ (6.89)
----------------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
   Net realized gain                                               --            --            --      (0.06)        (2.15)
----------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                   $   1.26      $   0.97      $   2.90    $  4.27       $ (9.04)
----------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                               $  18.99      $  17.73      $  16.76    $ 13.86       $  9.59
============================================================================================================================
Total return*                                                    7.11%(c)      5.79%(b)     20.92%     45.46%       (41.79)%
Ratio of net expenses to average net assets                      1.16%         1.15%         1.21%      1.29%         1.25%
Ratio of net investment loss to average net assets              (0.54)%       (0.44)%       (0.61)%    (0.39)%       (0.25)%
Portfolio turnover rate                                            86%           81%           88%        91%           38%
Net assets, end of period (in thousands)                     $335,702      $362,504      $387,037    $73,077       $97,154
Ratios with no waiver of fees and assumption of expenses by
   the Adviser and no reduction for fees paid indirectly:
   Total expenses                                                1.16%         1.15%         1.21%      1.29%         1.25%
   Net investment loss                                          (0.54)%       (0.44)%       (0.61)%    (0.39)%       (0.25)%
Ratios with waiver of fees and assumption of expenses by
   the Adviser and reduction for fees paid indirectly:
   Net expenses                                                  1.16%         1.15%         1.21%      1.29%         1.25%
   Net investment loss                                          (0.54)%       (0.44)%       (0.61)%    (0.39)%       (0.25)%
============================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges. Total return would be reduced if sales charges were taken into account.

(a) Effective May 15, 2009, Pioneer Investment Management, Inc. became the adviser of the Fund.

(b) If the Fund had not recognized gains in settlement of class action lawsuits during the year ended November 30, 2011, the total return would have been 5.61%.

(c) If the Fund had not recognized gains in settlement of class action lawsuits during the year ended November 30, 2012, the total return would have been 7.02%.

The accompanying notes are an integral part of these financial statements.

                Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12 29

-------------------------------------------------------------------------------------------------------------------------
                                                             Year         Year         Year       Year          Year
                                                             Ended        Ended        Ended      Ended         Ended
                                                             11/30/12     11/30/11     11/30/10   11/30/09 (a)  11/30/08
-------------------------------------------------------------------------------------------------------------------------
Class C
Net asset value, beginning of period                         $ 16.37      $ 15.62      $ 13.04    $  9.09       $ 17.93
-------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment loss                                       $ (0.28)     $ (0.24)     $ (0.20)   $ (0.17)      $ (0.17)
   Net realized and unrealized gain (loss) on investments
      and foreign currency transactions                         1.27         0.99         2.78       4.18         (6.52)
-------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations           $  0.99      $  0.75      $  2.58    $  4.01       $ (6.69)
-------------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
   Net realized gain                                              --           --           --      (0.06)        (2.15)
-------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                   $  0.99      $  0.75      $  2.58    $  3.95       $ (8.84)
-------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                               $ 17.36      $ 16.37      $ 15.62    $ 13.04       $  9.09
=========================================================================================================================
Total return*                                                   6.05%(c)     4.80%(b)    19.79%     44.43%       (42.37)%
Ratio of net expenses to average net assets                     2.16%        2.07%        2.14%      2.31%         2.00%
Ratio of net investment loss to average net assets             (1.54)%      (1.37)%      (1.54)%    (1.44)%       (1.00)%
Portfolio turnover rate                                           86%          81%          88%        91%           38%
Net assets, end of period (in thousands)                     $12,761      $13,090      $13,565    $ 5,017       $ 4,457
Ratios with no waiver of fees and assumption of expenses by
   the Adviser and no reduction for fees paid indirectly:
   Total expenses                                               2.16%        2.07%        2.25%      2.31%         2.00%
   Net investment loss                                         (1.54)%      (1.37)%      (1.64)%    (1.44)%       (1.00)%
Ratios with waiver of fees and assumption of expenses by
   the Adviser and reduction for fees paid indirectly:
   Net expenses                                                 2.16%        2.07%        2.14%      2.31%         2.00%
   Net investment loss                                         (1.54)%      (1.37)%      (1.54)%    (1.44)%       (1.00)%
=========================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges. Total return would be reduced if sales charges were taken into account.

(a) Effective May 15, 2009, Pioneer Investment Management, Inc. became the adviser of the Fund.

(b) If the Fund had not recognized gains in settlement of class action lawsuits during the year ended November 30, 2011, the total return would have been 4.67%.

(c) If the Fund had not recognized gains in settlement of class action lawsuits during the year ended November 30, 2012, the total return would have been 5.97%.

The accompanying notes are an integral part of these financial statements.

30 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12

---------------------------------------------------------------------------------------------------------------------------------
                                                             Year          Year          Year        Year          Year
                                                             Ended         Ended         Ended       Ended         Ended
                                                             11/30/12      11/30/11      11/30/10    11/30/09 (a)  11/30/08
---------------------------------------------------------------------------------------------------------------------------------
Class Y
Net asset value, beginning of period                         $  18.16      $ 17.10       $  14.08    $  9.70       $      18.77
---------------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment loss                                       $  (0.02)     $ (0.00)(b)   $  (0.02)   $ (0.01)      $         --
   Net realized and unrealized gain (loss) on investments
      and foreign currency transactions                          1.40         1.06           3.04       4.45              (6.92)
---------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations           $   1.38      $  1.06       $   3.02    $  4.44       $      (6.92)
---------------------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
   Net realized gain                                               --           --             --      (0.06)             (2.15)
---------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                   $   1.38      $  1.06       $   3.02    $  4.38       $      (9.07)
---------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                               $  19.54      $ 18.16       $  17.10    $ 14.08       $       9.70
=================================================================================================================================
Total return*                                                    7.60%(e)     6.20%(d)      21.45%     46.08%            (41.62)%
Ratio of net expenses to average net assets                      0.73%        0.71%          0.74%      0.97%              1.00%
Ratio of net investment loss to average net assets              (0.11)%      (0.00)%(c)     (0.14)%    (0.05)%               --
Portfolio turnover rate                                            86%          81%            88%        91%                38%
Net assets, end of period (in thousands)                     $102,042      $83,460       $107,870    $81,580       $    115,533
Ratios with no waiver of fees and assumption of expenses by
   the Adviser and no reduction for fees paid indirectly:
   Total expenses                                                0.73%        0.71%          0.74%      0.97%              1.00%
   Net investment loss                                          (0.11)%      (0.00)%(c)     (0.14)%    (0.05)%               --
Ratios with waiver of fees and assumption of expenses by
   the Adviser and reduction for fees paid indirectly:
   Net expenses                                                  0.73%        0.71%          0.74%      0.97%              1.00%
   Net investment loss                                          (0.11)%      (0.00)%(c)     (0.14)%    (0.05)%               --
=================================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions and the complete redemption of the investment at net asset value at the end of each period.

(a) Effective May 15, 2009, Pioneer Investment Management, Inc. became the adviser of the Fund.

(b) Rounds to less than $0.01 or $(0.01) per share.

(c) Rounds to less than 0.01% or (0.01)%.

(d) If the Fund had not recognized gains in settlement of class action lawsuits during the year ended November 30, 2011, the total return would have been 6.08%.

(e) If the Fund had not recognized gains in settlement of class action lawsuits during the year ended November 30, 2012, the total return would have been 7.52%.

The accompanying notes are an integral part of these financial statements.

                Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12 31

Notes to Financial Statements | 11/30/12


1. Organization and Significant Accounting Policies

Pioneer Select Mid Cap Growth Fund (the Fund) is one of three portfolios comprising Pioneer Series Trust I, a Delaware statutory trust. The Fund is registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The Fund acquired the assets and stated liabilities of the Regions Morgan Keegan Select Mid Cap Growth Fund (the predecessor fund) on May 15, 2009 pursuant to an agreement and plan of reorganization (the reorganization) that was approved by the shareholders of the predecessor fund on May 8, 2009. The predecessor fund exchanged all of its net assets of Class A, Class C and Class I shares for the Fund's Class A, Class C and Class Y shares, respectively, in a one-to-one exchange ratio. Accordingly, the reorganization, which was a tax-free exchange, had no effect on the Fund's operations. The investment objective of the Fund is long-term capital growth.

The Fund offers three classes of shares designated as Class A, Class C and Class Y shares. Each class of shares represents an interest in the same portfolio of investments of the Fund and has identical rights (based on relative net asset values) to assets and liquidation proceeds. Share classes can bear different rates of class-specific fees and expenses such as transfer agent and distribution fees. Differences in class-specific fees and expenses will result in differences in net investment income and, therefore, the payment of different dividends from net investment income earned by each class. The Amended and Restated Declaration of Trust of the Fund gives the Board the flexibility to specify either per share voting or dollar-weighted voting when submitting matters for shareholder approval. Under per share voting, each share of a class of the Fund is entitled to one vote. Under dollar-weighted voting, a shareholder's voting power is determined not by the number of shares owned, but by the dollar value of the shares on the record date. Each share class has exclusive voting rights with respect to matters affecting only that class, including with respect to the distribution plan for that class. There is no distribution plan for Class Y shares.

The Fund's financial statements have been prepared in conformity with U.S. generally accepted accounting principles that require the management of the Fund to, among other things, make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income, expenses and gains and losses on investments during the reporting period. Actual results could differ from those estimates.

32 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12

The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements, which are consistent with those policies generally accepted in the investment company industry:

A.  Security Valuation

    Security transactions are recorded as of trade date. The net asset value of the Fund is computed once daily, on each day the New York Stock Exchange
    (NYSE) is open, as of the close of regular trading on the NYSE. In computing the net asset value, securities that have traded on an exchange are valued at the last sale price on the principal exchange where they are traded. Securities that have not traded on the date of valuation, or securities for which sale prices are not available, generally are valued at the mean between the last bid and asked prices. Short-term fixed income securities with remaining maturities of sixty days or less generally are valued at amortized cost. Shares of money market mutual funds are valued at their net asset value.

    Trading in foreign securities is substantially completed each day at various times prior to the close of the NYSE. The values of such securities used in computing the net asset value of the Fund's shares are determined as of such times.

    Securities for which independent pricing services are unable to supply prices or for which market prices and/or quotations are not readily available or are considered to be unreliable are valued by or at the direction or with the approval of the Valuation Committee using fair value methods pursuant to procedures adopted by the Board of Trustees. The Valuation Committee is comprised of certain members of the Board of Trustees. The Fund may use fair value methods if it is determined that a significant event has occurred after the close of the exchange or market on which the security trades and prior to the determination of the Fund's net asset value. Examples of a significant event might include political or economic news, corporate restructurings, natural disasters, terrorist activity or trading halts. Thus, the valuation of the Fund's securities may differ significantly from exchange prices and such differences could be material. Pioneer Investment Management, Inc. (PIM) is responsible for monitoring developments that may impact fair valued securities and for discussing and assessing fair values on an ongoing basis, and at least quarterly, with the Valuation Committee.

    At November 30, 2012, there were no securities that were valued using fair value methods (other than securities that were valued using prices supplied by independent pricing services). Inputs used when applying fair value methods to value a security may include credit ratings, the financial condition of the company, current market conditions and comparable securities.

                Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12 33

    Dividend income is recorded on the ex-dividend date except that certain dividends from foreign securities where the ex-dividend date may have passed are recorded as soon as the Fund becomes aware of the ex-dividend data in the exercise of reasonable diligence. Interest income is recorded on the accrual basis. Dividend and interest income are reported net of unrecoverable foreign taxes withheld at the applicable country rates.

    Gains and losses on sales of investments are calculated on the identified cost method for both financial reporting and federal income tax purposes.

B.  Federal Income Taxes

    It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income and net realized capital gains, if any, to its shareowners. Therefore, no provision for federal income taxes is required. As of November 30, 2012, the Fund did not have any interest and penalties related to uncertain tax positions, which, if applicable, would be recorded as an income tax expense in the Statement of Operations. Tax years for the prior three fiscal years are subject to examination by Federal and State tax authorities.

    The amount and character of income and capital gain distributions to shareowners are determined in accordance with federal income tax rules, which may differ from U.S. generally accepted accounting principles. Distributions in excess of net investment income or net realized gains are temporary overdistributions for financial statement purposes resulting from differences in the recognition or classification of income or distributions for financial statement and tax purposes. Capital accounts within the financial statements are adjusted for permanent book/tax differences to reflect tax character, but are not adjusted for temporary differences. At November 30, 2012, the Fund reclassified $2,381,888 to decrease paid-in capital, $2,349,875 to increase undistributed net investment income, and $32,013 to increase accumulated net realized gain on investments to reflect permanent book/tax differences. These adjustments have no impact on net assets or the results of operations.

    There were no distributions paid during the years ended November 30, 2012 and November 30, 2011.

    The following shows the components of distributable earnings on a federal income tax basis at November 30, 2012:

    ----------------------------------------------------------------------------
                                                                            2012
    ----------------------------------------------------------------------------
     Distributable earnings:
     Undistributed long-term gain                                    $13,657,763
     Net unrealized gain                                              68,407,786
    ----------------------------------------------------------------------------
          Total                                                      $82,065,549
    ============================================================================

34 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12

    The difference between book-basis and tax-basis net unrealized gain is attributable to the tax deferral of losses on wash sales, the tax basis adjustments on Real Estate Investment Trust (REIT) holdings and other holdings.

C.  Fund Shares

    The Fund records sales and repurchases of its shares as of trade date. Pioneer Funds Distributor, Inc. (PFD), the principal underwriter for the Fund and a wholly owned indirect subsidiary of UniCredit S.p.A. (UniCredit), earned $24,269 in underwriting commissions on the sale of Class A shares during the year ended November 30, 2012.

D.  Class Allocations

    Income, common expenses and realized and unrealized gains and losses are calculated at the Fund level and allocated daily to each class of shares based on its respective percentage of adjusted net assets at the beginning of the day. During the period, the Fund recognized gains of $310,365 in settlement of class action lawsuits from several different companies, as reflected on the Statement of Operations.

    Distribution fees are calculated based on the average daily net asset value attributable to Class A and Class C shares of the Fund, respectively (see
    Note 4). Class Y shares do not pay distribution fees. All expenses and fees paid to the transfer agent, Pioneer Investment Management Shareholder Services, Inc. (PIMSS), for its services are allocated among the classes of shares based on the number of accounts in each class and the ratable allocation of related out-of-pocket expenses (see Note 3).

    Distributions to shareowners are recorded as of the ex-dividend date. Distributions paid by the Fund with respect to each class of shares are calculated in the same manner and at the same time, except that net investment income dividends to Class A, Class C and Class Y shares can reflect different transfer agent and distribution expense rates.

E.  Risks

    At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making the Fund more susceptible to any economic, political or regulatory developments or other risks affecting these industries or sectors. The Fund's prospectus contains unaudited information regarding the Fund's principal risks. Please refer to that document when considering the Fund's principal risks.

                Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12 35

F.  Securities Lending

    The Fund may lend securities in its portfolio to certain broker-dealers or other institutional investors. When entering into a securities loan transaction, the Fund typically receives cash collateral from the borrower equal to at least the value of the securities loaned, which is invested in temporary investments. Credit Suisse AG, New York Branch, as the Fund's securities lending agent, manages the Fund's securities lending collateral. The income earned on the investment of collateral is shared with the borrower and the lending agent in payment of any rebate due to the borrower with respect to the securities loan, and in compensation for the lending agent's services to the Fund. The Fund also continues to receive payments in lieu of dividends or interest on the securities loaned. Gain or loss on the value of the loaned securities that may occur during the term of the loan will be for the account of the Fund. The amount of the collateral is required to be adjusted daily to reflect any price fluctuation in the value of the loaned securities. If the required market value of the collateral is less than the value of the loaned securities, the borrower is required to deliver additional collateral for the account of the Fund prior to the close of business on that day. The Fund has the right, under the lending agreement, to terminate the loan and recover the securities from the borrower with prior notice. The Fund is required to return the cash collateral to the borrower and could suffer a loss if the value of the collateral, as invested, has declined. As of May 8, 2012, the Fund ended its involvement in the securities lending program.

G.  Repurchase Agreements

    With respect to repurchase agreements entered into by the Fund, the value of the underlying securities (collateral), including accrued interest, is required to be equal to or in excess of the repurchase price. The collateral for all repurchase agreements is held in safekeeping in the customer-only account of the Fund's custodian or a subcustodian of the Fund. PIM is responsible for determining that the value of the collateral remains at least equal to the repurchase price.

2.  Management Agreement

PIM, a wholly owned indirect subsidiary of UniCredit, manages the Fund's portfolio. Management fees are calculated daily at the annual rate of 0.625% of the Fund's average daily net assets up to $500 million, 0.60% of the next $500 million and 0.575% on assets over $1 billion. Prior to the reorganization, Morgan Asset Management, Inc. (MAM) served as the investment adviser to

36 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12 the predecessor fund through May 15, 2009. For the year ended November 30, 2012, the effective management fee was equivalent to 0.63% of the Fund's average daily net assets.

During prior periods, PIM contractually agreed to limit ordinary operating expenses to the extent required to reduce Fund expenses to 1.25%, 2.15% and 1.00% of the average daily net assets attributable to Class A, Class C and Class Y shares, respectively. These expense limitations were in effect through June 1, 2012 for Class A and Class Y shares, and through April 1, 2012 for Class C shares. These expense limitations have not been extended.

In addition, under the management and administration agreements, certain other services and costs, including accounting, regulatory reporting and insurance premiums, are paid by the Fund as administrative reimbursements. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $31,644 in management fees, administrative costs and certain other reimbursements payable to PIM at November 30, 2012.

Effective March 5, 2012, PIM has retained Brown Brothers Harriman & Co. to provide certain sub-administration and accounting services to the Fund.

3. Transfer Agent

PIMSS, a wholly owned indirect subsidiary of UniCredit, provides substantially all transfer agent and shareowner services to the Fund at negotiated rates.

In addition, the Fund reimburses PIMSS for out-of-pocket expenses incurred by PIMSS related to shareholder communications activities such as proxy and statement mailings, outgoing phone calls and omnibus relationship contracts. For the year ended November 30, 2012, such out-of-pocket expenses by class of shares were as follows:

--------------------------------------------------------------------------------
 Shareholder Communications:
--------------------------------------------------------------------------------
 Class A                                                                $214,093
 Class C                                                                  25,598
 Class Y                                                                   9,599
--------------------------------------------------------------------------------
   Total                                                                $249,290
================================================================================

Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $76,486 in transfer agent fees and out-of-pocket reimbursements payable to PIMSS at November 30, 2012.

                Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12 37

4. Distribution Plan

The Fund has adopted a Distribution Plan pursuant to Rule 12b-1 of the Investment Company Act of 1940 with respect to its Class A and Class C shares. Pursuant to the Plan, the Fund pays PFD 0.25% of the average daily net assets attributable to Class A shares as compensation for personal services and/or account maintenance services or distribution services with regard to Class A shares. Pursuant to the Plan, the Fund also pays PFD 1.00% of the average daily net assets attributable to Class C shares. The fee for Class C shares consists of a 0.25% service fee and a 0.75% distribution fee paid as compensation for personal services and/or account maintenance services or distribution services with regard to Class C shares. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $5,263 in distribution fees payable to PFD at November 30, 2012.

In addition, redemptions of each class of shares (except Class Y shares) may be subject to a contingent deferred sales charge (CDSC). A CDSC of 1.00% may be imposed on redemptions of certain net asset value purchases of Class A shares within 12 months of purchase. Redemptions of Class C shares within one year of purchase are subject to a CDSC of 1.00%, based on the lower of cost or market value of shares being redeemed. Shares purchased as part of an exchange remain subject to any CDSC that applied to the original purchase of those shares. There is no CDSC for Class Y shares. Proceeds from the CDSCs are paid to PFD. For the year ended November 30, 2012, CDSCs in the amount of $970 were paid to PFD.

5. Expense Offset Arrangements

The Fund has entered into certain expense offset arrangements with PIMSS which may result in a reduction in the Fund's total expenses due to interest earned on cash held by PIMSS. For the year ended November 30, 2012, the Fund's expenses were not reduced under such arrangements.

38 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12

6. Line of Credit Facility

The Fund, along with certain other funds in the Pioneer Family of Funds (the Funds), participates in a committed, unsecured revolving line of credit facility. Borrowings are used solely for temporary or emergency purposes. The Fund may borrow up to the lesser of the amount available under the facility or the limits set for borrowing by the Fund's prospectus and the 1940 Act. The credit facility in effect until January 20, 2012 was in the amount of $165 million. Under such facility, interest on borrowings was payable at the higher of the London Interbank Offered Rate (LIBOR) on the borrowing date plus 1.25% on an annualized basis or the Federal Funds Rate on the borrowing date plus 1.25% on an annualized basis. The credit facility in effect as of February 15, 2012 is in the amount of $215 million. Under such facility, depending on the type of loan, interest on borrowings is payable at LIBOR plus 0.90% on an annualized basis, or the Alternate Base Rate, which is the greater of (a) the facility's administrative agent's daily announced prime rate on the borrowing date, (b) 2% plus the Federal Funds Rate on the borrowing date and (c) 2% plus the overnight Eurodollar rate on the borrowing date. The Funds pay an annual commitment fee to participate in a credit facility. The commitment fee is allocated among participating Funds based on an allocation schedule set forth in the credit agreement. For the year ended November 30, 2012, the Fund had no borrowings under a credit facility.

7. Subsequent Event

The Board of Trustees of Pioneer Select Mid Cap Growth Fund has approved the reorganization of the Fund with and into Pioneer Growth Opportunities Fund (the "Reorganization"). Each fund is managed by Pioneer Investment Management, Inc. The Reorganization is expected to occur in the second quarter of 2013. The Reorganization does not require shareholder approval.

The combined fund will be named Pioneer select Mid Cap Growth Fund, will be managed by the same investment personnel as the Fund, and will have the same investment policies and strategies as the Fund. It is anticipated that the performance and accounting history of the Fund will become that of the combined fund.

                Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12 39

Report of Independent Registered Public Accounting Firm

To the Board of Trustees of Pioneer Series Trust I and the Shareowners of Pioneer Select Mid Cap Growth Fund:
--------------------------------------------------------------------------------

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Pioneer Select Mid Cap Growth Fund (the "Fund") (one of the portfolios constituting Pioneer Series Trust I) as of November 30, 2012, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the four years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for the year ended November 30, 2008 were audited by another independent registered public accounting firm, whose report, dated January 28, 2009, expressed an unqualified opinion on those financial statements.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of November 30, 2012, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Pioneer Select Mid Cap Growth Fund at November 30, 2012, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the four years in the period then ended, in conformity with U.S. generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP

Boston, Massachusetts
January 25, 2013

40 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12

Approval of Investment Advisory Agreement

Pioneer Investment Management, Inc. (PIM) serves as the investment adviser to Pioneer Select Mid Cap Growth Fund (the Fund) pursuant to an investment advisory agreement between PIM and the Fund. In order for PIM to remain the investment adviser of the Fund, the Trustees of the Fund must determine annually whether to renew the investment advisory agreement for the Fund.

The contract review process began in March 2012 as the Trustees of the Fund agreed on, among other things, an overall approach and timeline for the process. In July 2012, the Trustees approved the format of the contract review materials and submitted their formal request to PIM to furnish information necessary to evaluate the terms of the investment advisory agreement. The contract review materials were provided to the Trustees in July 2012 and September 2012. After reviewing and discussing the materials, the Trustees submitted a request for additional information to PIM, and materials were provided in response to this request. Meetings of the Independent Trustees of the Fund were held in July, September, October, and November, 2012 to review and discuss the contract review materials. In addition, the Trustees took into account the information related to the Fund provided to the Trustees at each regularly scheduled meeting.

At a meeting held on November 13, 2012, based on their evaluation of the information provided by PIM and third parties, the Trustees of the Fund, including the Independent Trustees voting separately, unanimously approved the renewal of the investment advisory agreement for another year. In considering the renewal of the investment advisory agreement, the Trustees considered various factors that they determined were relevant, including the factors described below. The Trustees did not identify any single factor as the controlling factor in determining to approve the renewal of the agreement.

Nature, Extent and Quality of Services

The Trustees considered the nature, extent and quality of the services that had been provided by PIM to the Fund, taking into account the investment objective and strategy of the Fund. The Trustees reviewed the terms of the investment advisory agreement. The Trustees also reviewed PIM's investment approach for the Fund, its research process and its process for trade execution. The Trustees considered the resources of PIM and the personnel of PIM who provide investment management services to the Fund. The Trustees considered the non-investment resources and personnel of PIM involved in PIM's services to the Fund, including PIM's compliance and legal resources and personnel. The Trustees also considered the substantial attention and high priority given

                Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12 41 by PIM's senior management to the Pioneer fund complex. In addition, the Trustees considered PIM's plans to increase resources in its investment management function and other enhancements to PIM's advisory capabilities.

The Trustees considered that PIM supervises and monitors the performance of the Fund's service providers and provides the Fund with personnel (including Fund officers) and other resources that are necessary for the Fund's business management and operations. The Trustees also considered that, as administrator, PIM is responsible for the administration of the Fund's business and other affairs. The Trustees considered the fees paid to PIM for the provision of administration services.

Based on these considerations, the Trustees concluded that the nature, extent and quality of services that had been provided by PIM to the Fund were satisfactory and consistent with the terms of the investment advisory agreement.

Performance of the Fund

The Trustees considered the performance results of the Fund over various time periods. They reviewed information comparing the Fund's performance with the performance of its peer group of funds as classified by Morningstar, Inc. (Morningstar), an independent provider of investment company data, and with the performance of the Fund's benchmark index. The Trustees considered that the Fund's annualized total return was in the second quintile of its Morningstar category for the one year period ended June 30, 2012 and in the third quintile of its Morningstar category for the three year period ended June 30, 2012. (In all quintile rankings referred to throughout this disclosure, first quintile is most favorable to the Fund's shareowners. Thus, highest relative performance would be first quintile and lowest relative expenses would also be first quintile.) The Trustees concluded that the investment performance of the Fund was satisfactory.

Management Fee and Expenses

The Trustees considered information showing the fees and expenses of the Fund in comparison to the management fees and expense ratios of its peer group of funds as classified by Morningstar and also to the expense ratios of a peer group of funds selected on the basis of criteria determined by the Independent Trustees for this purpose using data provided by Strategic Insight Mutual Trust Research and Consulting, LLC (Strategic Insight), an independent third party.

The Trustees considered that the Fund's management fee for the twelve months ended June 30, 2012 was in the first quintile relative to the management fees paid by other funds in its Morningstar peer group for the comparable period. The Trustees also considered the breakpoints in the management fee schedule and

42 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12 the reduced fee rates above certain asset levels. The Trustees considered that the Fund's expense ratio for the twelve months ended June 30, 2012 was in the first quintile relative to its Strategic Insight peer group for the comparable period.

The Trustees reviewed gross and net management fees charged by PIM to its institutional and other clients, including publicly offered European funds, U.S. registered investment companies (in a sub-advisory capacity), and unaffiliated foreign and domestic separate accounts. The Trustees also considered PIM's costs in providing services to the Fund and to its other clients and considered the differences in management fees and profit margins for PIM's Fund and non-Fund services. In evaluating the fees associated with PIM's client accounts, the Trustees took into account the respective demands, resources and complexity associated with the Fund and client accounts. The Trustees noted that in some instances the fee rates for those clients were lower than the management fee for the Fund and considered that, under the investment advisory agreement with the Fund, PIM performs additional services for the Fund that it does not provide to those other clients or services that are broader in scope, including oversight of the Fund's other service providers and activities related to compliance and the extensive regulatory and tax regimes to which the Fund is subject. The Trustees also considered the different entrepreneurial risks associated with PIM's management of the Fund and the other client accounts. The Trustees concluded that the management fee payable by the Fund to PIM was reasonable in relation to the nature and quality of the services provided by PIM.

Profitability

The Trustees considered information provided by PIM regarding the profitability of PIM with respect to the advisory services provided by PIM to the Fund, including the methodology used by PIM in allocating certain of its costs to the management of the Fund. The Trustees also considered PIM's profit margin in connection with the overall operation of the Fund. They further reviewed the financial results realized by PIM and its affiliates from non-fund businesses. The Trustees considered PIM's profit margins with respect to the Fund in comparison to the limited industry data available and noted that the profitability of any adviser was affected by numerous factors, including its organizational structure and method for allocating expenses. The Trustees concluded that PIM's profitability with respect to the management of the Fund was not unreasonable.

Economies of Scale

The Trustees considered PIM's views relating to economies of scale in connection with the Pioneer Funds as fund assets grow and the extent to which any such economies of scale are shared with funds and fund

                Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12 43 shareholders. The Trustees noted the breakpoints in the management fee schedule. The Trustees recognize that economies of scale are difficult to identify and quantify, rarely identifiable on a Fund-by-Fund basis, and that, among other factors that may be relevant, are the following: fee levels, expense subsidization, investment by PIM in research and analytical capabilities and PIM's commitment and resource allocation to the Funds. The Trustees noted that profitability also may be an indicator of the availability of any economies of scale, although profitability may vary for other reasons particularly, for example during the recent difficult periods for financial markets, as the level of services was maintained notwithstanding a significant decline in PIM's fee revenues from the Funds. Accordingly, the Trustees concluded that economies of scale, if any, were being appropriately shared with the Fund.

Other Benefits

The Trustees considered the other benefits to PIM from its relationship with the Fund. The Trustees considered the character and amount of fees paid by the Fund, other than under the investment advisory agreement, for services provided by PIM and its affiliates. The Trustees further considered the revenues and profitability of PIM's businesses other than the fund business. The Trustees also considered the benefits to the Fund and to PIM and its affiliates from the use of "soft" commission dollars generated by the Fund to pay for research and brokerage services. The Trustees considered the intangible benefits to PIM by virtue of its relationship with the Fund and the other Pioneer funds. The Trustees concluded that the receipt of these benefits was reasonable in the context of the overall relationship between PIM and the Fund.

Conclusion

After consideration of the factors described above as well as other factors, the Trustees, including all of the Independent Trustees, concluded that the investment advisory agreement between PIM and the Fund, including the fees payable thereunder, was fair and reasonable and voted to approve the proposed renewal of the investment advisory agreement for the Fund.

44 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12

Trustees, Officers and Service Providers

Investment Adviser
Pioneer Investment Management, Inc.

Custodian and Sub-Administrator
Brown Brothers Harriman & Co.

Independent Registered Public Accounting Firm
Ernst & Young LLP

Principal Underwriter
Pioneer Funds Distributor, Inc.

Legal Counsel
Bingham McCutchen LLP

Shareowner Services and Transfer Agent
Pioneer Investment Management Shareholder Services, Inc.

Proxy Voting Policies and Procedures of the Fund are available without charge, upon request, by calling our toll free number (1-800-225-6292). Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is publicly available to shareowners at us.pioneerinvestments.com. This information is also available on the Securities and Exchange Commission's web site at www.sec.gov.

Trustees and Officers

The Fund's Trustees and Officers are listed on the following pages, together with their principal occupations during at least the past five years. Trustees who are interested persons of the Fund within the meaning of the 1940 Act are referred to as Interested Trustees. Trustees who are not interested persons of the Fund are referred to as Independent Trustees. Each of the Trustees serves as a trustee of each of the 56 U.S. registered investment portfolios for which Pioneer serves as investment adviser (the "Pioneer Funds"). The address for all Trustees and all officers of the Fund is 60 State Street, Boston, Massachusetts 02109.

The Statement of Additional Information of the Fund includes additional information about the Trustees and is available, without charge, upon request, by calling 1-800-225-6292.

                Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12 45

Independent Trustees

-----------------------------------------------------------------------------------------------------------------------------------
Name, Age and                Term of Office and                                                      Other Directorships
Position Held with the Fund  Length of Service   Principal Occupation                                Held by Trustee
-----------------------------------------------------------------------------------------------------------------------------------
Thomas J. Perna (62)         Trustee since 2009. Chairman and Chief Executive Officer, Quadriserv,   Director, Broadridge Financial
Chairman of the Board        Serves until a      Inc. (technology products for securities lending    Solutions, Inc. (investor
and Trustee                  successor trustee   industry) (2008 - present); private investor        communications and securities
                             is elected or       (2004 - 2008); and Senior Executive Vice            processing provider for
                             earlier retirement  President, The Bank of New York (financial and      financial services industry)
                             or removal.         securities services) (1986 - 2004)                  (2009 - present); Director,
                                                                                                     Quadriserv, Inc. (2005 -
                                                                                                     present); and Commissioner,
                                                                                                     New Jersey State Civil Service
                                                                                                     Commission (2011 - present)
-----------------------------------------------------------------------------------------------------------------------------------
David R. Bock (68)           Trustee since 2009. Managing Partner, Federal City Capital Advisors     Director of Enterprise
Trustee                      Serves until a      (corporate advisory services company) (1997 - 2004  Community Investment, Inc.
                             successor trustee   and 2008 - present); Interim Chief Executive        (privately-held affordable
                             is elected or       Officer, Oxford Analytica, Inc. (privately held     housing finance company)
                             earlier retirement  research and consulting company) (2010); Executive  (1985 - 2010); Director of
                             or removal.         Vice President and Chief Financial Officer, I-trax, Oxford Analytica, Inc. (2008 -
                                                 Inc. (publicly traded health care services          present); Director of The
                                                 company) (2004 - 2007); and Executive Vice          Swiss Helvetia Fund, Inc.
                                                 President and Chief Financial Officer, Pedestal     (closed-end fund) (2010 -
                                                 Inc. (internet-based mortgage trading company)      present); and Director of New
                                                 (2000 - 2002)                                       York Mortgage Trust (publicly
                                                                                                     traded mortgage REIT) (2004 -
                                                                                                     2009, 2012 - present)
-----------------------------------------------------------------------------------------------------------------------------------

46 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12

------------------------------------------------------------------------------------------------------------------------------------
Name, Age and               Term of Office and                                                        Other Directorships
Position Held with the Fund Length of Service     Principal Occupation                                Held by Trustee
------------------------------------------------------------------------------------------------------------------------------------
Benjamin M. Friedman (68)   Trustee since 2009.   William Joseph Maier Professor of Political         Trustee, Mellon Institutional
Trustee                     Serves until a        Economy, Harvard University (1972 - present)        Funds Investment Trust and
                            successor trustee                                                         Mellon Institutional Funds
                            is elected or                                                             Master Portfolio (oversaw 17
                            earlier retirement                                                        portfolios in fund complex)
                            or removal.                                                               (1989-2008)
------------------------------------------------------------------------------------------------------------------------------------
Margaret B.W. Graham (65)   Trustee since 2009.   Founding Director, Vice President and Corporate     None
Trustee                     Serves until a        Secretary, The Winthrop Group, Inc. (consulting
                            successor trustee     firm) (1982-present); Desautels Faculty of
                            is elected or         Management, McGill University (1999 - present);
                            earlier retirement    and Manager of Research Operations and
                            or removal.           Organizational Learning, Xerox PARC, Xerox's
                                                  advance research center (1990-1994)
------------------------------------------------------------------------------------------------------------------------------------
Marguerite A. Piret (64)    Trustee since 2009.   President and Chief Executive Officer, Newbury,     Director of New America High
Trustee                     Serves until a        Piret & Company, Inc. (investment banking firm)     Income Fund, Inc. (closed-end
                            successor trustee     (1981 - present)                                    investment company) (2004 -
                            is elected or                                                             present); and member, Board of
                            earlier retirement                                                        Governors, Investment Company
                            or removal.                                                               Institute (2000 - 2006)
------------------------------------------------------------------------------------------------------------------------------------
Stephen K. West (84)        Trustee since 2012.   Senior Counsel, Sullivan & Cromwell LLP (law firm)  Director, The Swiss Helvetia
Trustee                     Serves until a        (1998 - present); and Partner, Sullivan & Cromwell  Fund, Inc. (closed-end
                            successor trustee     LLP (prior to 1998)                                 investment company); and
                            is elected or                                                             Director, Invesco, Ltd.
                            earlier retirement                                                        (formerly AMVESCAP, PLC)
                            or removal.                                                               (investment manager)
                                                                                                      (1997-2005)
------------------------------------------------------------------------------------------------------------------------------------

                Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12 47

Interested Trustees

----------------------------------------------------------------------------------------------------------------------------------
Name, Age and                Term of Office and                                                        Other Directorships
Position Held with the Fund  Length of Service     Principal Occupation                                Held by Trustee
----------------------------------------------------------------------------------------------------------------------------------
John F. Cogan, Jr. (86)*     Trustee since 2009.   Non-Executive Chairman and a director of Pioneer    None
Trustee, President and       Serves until a        Investment Management USA Inc. ("PIM-USA");
Chief Executive              successor trustee     Chairman and a director of Pioneer; Chairman and
Officer of the Fund          is elected or         Director of Pioneer Institutional Asset
                             earlier retirement    Management, Inc. (since 2006); Director of Pioneer
                             or removal.           Alternative Investment Management Limited (Dublin)
                                                   (until October 2011); President and a director of
                                                   Pioneer Alternative Investment Management
                                                   (Bermuda) Limited and affiliated funds; Deputy
                                                   Chairman and a director of Pioneer Global Asset
                                                   Management S.p.A. ("PGAM") (until April 2010);
                                                   Director of Nano-C, Inc. (since 2003); Director of
                                                   Cole Management Inc. (2004 - 2011); Director of
                                                   Fiduciary Counseling, Inc. (until December 2011);
                                                   President of all of the Pioneer Funds; and Retired
                                                   Partner, Wilmer Cutler Pickering Hale and Dorr LLP
----------------------------------------------------------------------------------------------------------------------------------
Daniel K. Kingsbury (54)*    Trustee since 2009.   Director, CEO and President of PIM-USA (since       None
Trustee and Executive        Serves until a        February 2007); Director and President of Pioneer
Vice President               successor trustee     and Pioneer Institutional Asset Management, Inc.
                             is elected or         (since February 2007); Executive Vice President of
                             earlier retirement    all of the Pioneer Funds (since March 2007);
                             or removal.           Director of PGAM (2007 - 2010); Head of New Europe
                                                   Division, PGAM (2000 - 2005); Head of New Markets
                                                   Division, PGAM (2005 - 2007)
----------------------------------------------------------------------------------------------------------------------------------

* Mr. Cogan and Mr. Kingsbury are Interested Trustees because they are officers or directors of the Fund's investment adviser and certain of its affiliates.

48 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12

Fund Officers

----------------------------------------------------------------------------------------------------------------------------------
Name, Age and                Term of Office and    Other Directorships
Position Held with the Fund  Length of Service     Principal Occupation                                  Held by Officer
----------------------------------------------------------------------------------------------------------------------------------
Christopher J. Kelley (47)   Since 2009. Serves    Vice President and Associate General Counsel of       None
Secretary                    at the discretion     Pioneer since January 2008 and Secretary of all of
                             of the Board.         the Pioneer Funds since June 2010; Assistant
                                                   Secretary of all of the Pioneer Funds from
                                                   September 2003 to May 2010; and Vice President and
                                                   Senior Counsel of Pioneer from July 2002 to
                                                   December 2007
----------------------------------------------------------------------------------------------------------------------------------
Carol B. Hannigan (51)       Since 2010. Serves    Fund Governance Director of Pioneer since December    None
Assistant Secretary          at the discretion     2006 and Assistant Secretary of all the Pioneer
                             of the Board.         Funds since June 2010; Manager - Fund Governance of
                                                   Pioneer from December 2003 to November 2006; and
                                                   Senior Paralegal of Pioneer from January 2000 to
                                                   November 2003
----------------------------------------------------------------------------------------------------------------------------------
Thomas Reyes (50)            Since 2010. Serves    Counsel of Pioneer since June 2007 and Assistant      None
Assistant Secretary          at the discretion     Secretary of all the Pioneer Funds since June 2010;
                             of the Board.         and Vice President and Counsel at State Street Bank
                                                   from October 2004 to June 2007
----------------------------------------------------------------------------------------------------------------------------------
Mark E. Bradley (53)         Since 2009. Serves    Vice President - Fund Treasury of Pioneer;            None
Treasurer and Chief          at the discretion     Treasurer of all of the Pioneer Funds since March
Financial and Accounting     of the Board.         2008; Deputy Treasurer of Pioneer from March 2004
Officer of the Fund                                to February 2008; and Assistant Treasurer of all of
                                                   the Pioneer Funds from March 2004 to February 2008
----------------------------------------------------------------------------------------------------------------------------------
Luis I. Presutti (47)        Since 2009. Serves    Assistant Vice President - Fund Treasury of           None
Assistant Treasurer          at the discretion     Pioneer; and Assistant Treasurer of all of the
                             of the Board.         Pioneer Funds
----------------------------------------------------------------------------------------------------------------------------------
Gary Sullivan (54)           Since 2009. Serves    Fund Accounting Manager - Fund Treasury of Pioneer;   None
Assistant Treasurer          at the discretion     and Assistant Treasurer of all of the Pioneer Funds
                             of the Board.
----------------------------------------------------------------------------------------------------------------------------------

                Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12 49

----------------------------------------------------------------------------------------------------------------------------------
Name, Age and                Term of Office and                                                          Other Directorships
Position Held with the Fund  Length of Service     Principal Occupation                                  Held by Officer
----------------------------------------------------------------------------------------------------------------------------------
David F. Johnson (33)        Since 2009. Serves    Fund Administration Manager - Fund Treasury of        None
Assistant Treasurer          at the discretion     Pioneer since November 2008; Assistant Treasurer of
                             of the Board.         all of the Pioneer Funds since January 2009; and
                                                   Client Service Manager - Institutional Investor
                                                   Services at State Street Bank from March 2003 to
                                                   March 2007
----------------------------------------------------------------------------------------------------------------------------------
Jean M. Bradley (60)         Since 2010. Serves    Chief Compliance Officer of Pioneer and of all the    None
Chief Compliance Officer     at the discretion     Pioneer Funds since March 2010; Director of Adviser
                             of the Board.         and Portfolio Compliance at Pioneer since October
                                                   2005; and Senior Compliance Officer for Columbia
                                                   Management Advisers, Inc. from October 2003 to
                                                   October 2005
----------------------------------------------------------------------------------------------------------------------------------
Kelley O'Donnell (41)        Since 2009. Serves    Director--Transfer Agency Compliance of Pioneer and   None
Anti-Money Laundering        at the discretion     Anti-Money Laundering Officer of all the Pioneer
Officer                      of the Board.         Funds since 2006
----------------------------------------------------------------------------------------------------------------------------------

50 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12

                           This page for your notes.

                Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12 51

                           This page for your notes.

52 Pioneer Select Mid Cap Growth Fund | Annual Report | 11/30/12

How to Contact Pioneer

We are pleased to offer a variety of convenient ways for you to contact us for assistance or information.

Call us for:
--------------------------------------------------------------------------------
Account Information, including existing accounts,
new accounts, prospectuses, applications
and service forms                                                 1-800-225-6292

FactFone(SM) for automated fund yields, prices,
account information and transactions                              1-800-225-4321

Retirement plans information                                      1-800-622-0176

Write to us:
--------------------------------------------------------------------------------
PIMSS, Inc.
P.O. Box 55014
Boston, Massachusetts 02205-5014

Our toll-free fax                                                 1-800-225-4240

Our internet e-mail address                   ask.pioneer@pioneerinvestments.com
(for general questions about Pioneer only)

Visit our web site: us.pioneerinvestments.com

This report must be preceded or accompanied by a prospectus.

The Fund files a complete schedule of investments with the Securities and Exchange Commission for the first and third quarters for each fiscal year on Form N-Q. Shareholders may view the filed Form N-Q by visiting the Commission's web site at http://www.sec.gov. The filed form may also be viewed and copied at the Commission's Public Reference Room in Washington, DC. Information regarding the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

[LOGO] PIONEER
       Investments(R)

Pioneer Investment Management, Inc.
60 State Street
Boston, MA 02109
us.pioneerinvestments.com

Securities offered through Pioneer Funds Distributor, Inc.
60 State Street, Boston, MA 02109
Underwriter of Pioneer Mutual Funds, Member SIPC
(c) 2013 Pioneer Investments 23474-03-0113